Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

ZURA BIO LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value $0.0001 per share	457(c), 457(f)(1)	5,010,620(2)	$7.56 (3)	$37,880,287.2(3)	0.00011020	$4,174.41
Equity	Class A ordinary shares, par value $0.0001 per share	457(h)(1)	1,130,000(4)	$6.25(5)	$7,062,500.00(5)	0.00011020	$778.29
Equity	Class A ordinary shares, par value $0.0001 per share	457(h)(1)	306,373(6)	$8.16(7)	$2,500,003.68(7)	0.00011020	$275.51
Equity	Class A ordinary shares, par value $0.0001 per share	457(h)(1)	238,128(8)	$5.31(9)	$1,264,459.68(9)	0.00011020	$139.35
Equity	Class A ordinary shares, par value $0.0001 per share	457(h)(1)	2,641,081(10)	$0.01(11)	$26,410.81(11)	0.00011020	$2.92
Equity	Class A ordinary shares, par value $0.0001 per share	457(c), 457(f)(1)	4,029,898(12)	$7.56 (13)	$30,466,028.90(13)	0.00011020	$3,357.36
Equity	Class A ordinary shares, par value $0.0001 per share	457(h)(1)	383,372(14)	$0.84(15)	$322,032.48(15)	0.00011020	$35.49
Equity	Class A ordinary shares, par value $0.0001 per share	457(h)(1)	982,517(16)	$1.20(17)	$1,179,020.40(17)	0.00011020	$129.93
Total Offering Amounts							$8,893.26
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							$8,893.26

(1)	Pursuant to Rule 416(a) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Represents 5,010,620 Class A Ordinary Shares reserved for issuance under the Company’s 2023 Equity Incentive Plan, as amended (the “Plan”).
(3)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 5,010,620 Class A Ordinary Shares and (ii) $7.56, the average of the high and low trading prices of the Class A Ordinary Shares on Nasdaq on June 14, 2023 (within five business days prior to the date of this registration statement).
(4)	Represents 1,130,000 options to purchase Class A Ordinary Shares issued pursuant to the Plan.
(5)	Pursuant to Rule 457(h)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 1,130,000 options to purchase Class A Ordinary Shares and (ii) $6.25, the exercise price of the options.
(6)	Represents 306,373 options to purchase Class A Ordinary Shares issued pursuant to the Plan.
(7)	Pursuant to Rule 457(h)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 306,373 options to purchase Class A Ordinary Shares and (ii) $8.16, the exercise price of the options.
(8)	Represents 238,128 options to purchase Class A Ordinary Shares issued pursuant to the Plan.
(9)	Pursuant to Rule 457(h)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 238,128 options to purchase Class A Ordinary Shares and (ii) $5.31, the exercise price of the options.
(10)	Represents 2,641,081 options to purchase Class A Ordinary Shares issued pursuant to the Plan.
(11)	Pursuant to Rule 457(h)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 2,641,081 options to purchase Class A Ordinary Shares and (ii) $0.01, the exercise price of the options.
(12)	Represents 4,029,898 Class A Ordinary Shares reserved for issuance under the Company’s Employee Share Purchase Plan.
(13)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 4,029,898 Class A Ordinary Shares and (ii) $7.56, the average of the high and low trading prices of the Class A Ordinary Shares on Nasdaq on June 14, 2023 (within five business days prior to the date of this registration statement).
(14)	Represents 383,372 options to purchase Class A Ordinary Shares issued pursuant to the Plan upon the closing of the Business Combination between JATT Acquisition Corp, a Cayman Islands exempted company, and Zura Bio Limited, a company incorporated under the laws of England and Wales (the “Business Combination”), which do not count against the share reserve.
(15)	Pursuant to Rule 457(h)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 383,372 options to purchase Class A Ordinary Shares and (ii) $0.84, the exercise price of the options.
(16)	Represents 982,517 options issued pursuant to the Plan upon the closing of the Business Combination, which do not count against the share reserve.
(17)	Pursuant to Rule 457(h)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 982,517 Class A Ordinary Shares and (ii) $1.20, the exercise price of the options.